Mid-Wisconsin Financial Services, Inc.

                          ____________________________
                 Notice of 2011 Annual Meeting of Shareholders

                                Proxy Statement

                          2010 Form 10-K Annual Report

                     Mid-Wisconsin Financial Services, Inc.
                             132 West State Street
                            Medford, Wisconsin 54451
                        ________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 2011
                                _______________

      The annual meeting of shareholders of Mid-Wisconsin Financial Services, Inc. (the "Company") will be held at the Simek Recreational Center, 1037 West Broadway Avenue, Medford, Wisconsin, on Tuesday, April 26, 2011, at 5:00 p.m., local time. Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m. The following proposals will be presented to the shareholders at the annual meeting:

      1. the election of three Class I directors for terms that will expire at the annual meeting of shareholders to be held in 2014;

      2. approval of a non-binding advisory proposal on the compensation of certain of our executive officers;

      3. ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

      4.    any other business that properly comes before the meeting.

      Only shareholders of record on our books at the close of business on March 1, 2011, the record date for the annual meeting, will be entitled to vote at the annual meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

      Whether or not you plan to attend the annual meeting in person, please take the time to vote your shares. For information on how to vote your shares, please refer to the instructions on the enclosed proxy card or review the section titled "Proxies and Voting Procedures-How to Vote Your Shares," which begins on page 3 of the enclosed proxy statement.

March 16, 2011
                                           By order of the Board of Directors

                                           JAMES F. WARSAW
                                           James F. Warsaw
                                           President and Chief Executive Officer
                          ____________________________
            A proxy card and postage prepaid envelope are enclosed.

                     Mid-Wisconsin Financial Services, Inc.
                             132 West State Street
                            Medford, Wisconsin 54451
                        ________________________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 2011
                        ________________________________

                            Solicitation of Proxies

      We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Mid-Wisconsin Financial Services, Inc. (the "Company") for use at the 2011 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 5:00 p.m., local time, at the Simek Recreational Center, 1037 West Broadway Avenue, Medford, Wisconsin, on April 26, 2011. Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.

      A copy of our annual report for the year ended December 31, 2010, which includes audited financial statements, is enclosed. This proxy statement was first mailed to shareholders on or about March 16, 2011.

                         Proxies and Voting Procedures

General

      You are receiving a proxy statement and proxy card from us because on March 1, 2011, the record date for the annual meeting, you owned shares of the Company's common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

      When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.

      If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

Matters to Be Voted On

      You are being asked to vote on: (i) the election of three directors of the Company for a term expiring in 2014; (ii) a non-binding advisory proposal on the compensation of certain executive officers, or a "say-on-pay" proposal; and
(iii) the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2011. These matters are more fully described in this proxy statement.

Your Vote

      Your vote is important. Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Medford, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the annual meeting.

      All shares represented by your properly completed proxy, if it has been submitted to the Company prior to the meeting and has not been revoked, will be voted in accordance with your instructions. If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted "for" all three nominees named in this proxy statement, "for" the ratification of the appointment of our auditors, and "for" the say-on-pay proposal.

      If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the form of proxy furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote.

Shareholders Entitled to Vote

      Holders of our common stock at the close of business on March 1, 2011, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. As of March 1, 2011, there were 1,652,122 shares of common stock outstanding.

Quorum, Required Vote, and Related Matters

      Quorum. In order to hold the meeting and conduct business, a quorum must be present. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, abstentions and broker non-votes (as described below) will be considered present and count toward the determination of a quorum. On March 1, 2011, the record date for the meeting, there were 1,652,122 shares of common stock issued and outstanding. Therefore at least 826,062 shares need to be present at the annual meeting to constitute a quorum.

      "Street Name" Accounts. If you hold shares in "street name" with a broker, bank, or other fiduciary, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the election of directors, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as a "broker non-vote," are not counted in the vote by shareholders (but will count for purposes of a quorum) and will not affect the outcome of any of the matters to be voted on at the annual meeting. Both the election of directors and the say-on-pay proposal are considered non-routine matters. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.

      Proposal No. 1-Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a "plurality" means that the three individuals receiving the largest number of votes will be elected as directors. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees. A "withhold authority" vote will have the same effect as a vote against the election of a particular director. Abstentions and broker non-votes will have no effect on the election of directors.

      Proposal No. 2-Approval of Advisory (Non-Binding) Resolution Regarding Executive Compensation. The say-on-pay proposal will be approved if more shares are voted for the proposal than are voted against the proposal. Abstentions and broker non-votes will have no effect on the approval of the resolution.

      Proposal No. 3-Approval of Independent Registered Public Accounting Firm. The appointment of our independent registered public accounting firm will be approved if more shares are voted for the proposal than are voted against the proposal. Abstentions and broker non-votes will have no effect on the approval of the resolution.

      All Other Proposals. As of the date of this proxy statement, there are no other proposals to be brought before the annual meeting. Generally, a proposal other than the election of directors that is brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the approval of any such proposals.

How to Vote Your Shares

      Shareholders of record (i.e., those who own shares in their own name) can vote by telephone, on the Internet, or by mail as described below. "Street name" shareholders (i.e., those who own their shares in the name of a broker, bank, or other fiduciary) should refer to the information you receive from the record holder to see which voting methods are available to you.

      o Voting by Telephone. Call the toll-free number listed on the proxy card and follow the instructions. You will need to have your proxy card with you when you call.

      o Voting on the Internet. Go to www.proxyvote.com and follow the instructions. You will need to have your proxy card with you when you link to the web site.

      o Voting by Mail. Complete, sign, date, and return the enclosed proxy card in the envelope provided.

      o Voting at the Annual Meeting. If you decide to attend the annual meeting and vote in person, you may deposit your proxy card with a representative of the Company at the annual meeting registration desk. You may also complete a ballot that will be distributed at the meeting. If you are a street name shareholder, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please submit your proxy promptly in the enclosed envelope or vote telephonically or through the Internet by following the instructions on the proxy card.

Voting Results

      If available, we will announce voting results at the meeting. The voting results will also be disclosed on a Form 8-K that we will file within four business days after the meeting.

Costs of Solicitation

      In addition to solicitation by mail, officers, directors, and regular employees of the Company and its subsidiaries may solicit proxies in person or by telephone, facsimile, electronic mail, or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries, and other nominees in forwarding proxy material to beneficial owners of our common stock will be borne by the Company.

                     Proposal No. 1 - Election of Directors

      At the annual meeting, shareholders will be asked to elect Dr. Kim A. Gowey, James P. Hager and Brian B. Hallgren as Class I directors for terms that will expire at the annual meeting of shareholders to be held in 2014.
Each of the candidates has consented to serve if elected, but in the event one or more of the nominees is not a candidate at the annual meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board.

      The information in the table below is furnished with respect to the nominees and all continuing directors. Included is information regarding each nominee's and director's specific experience, qualifications, attributes, and skills that led to their nomination to the Board and any committees on which they may serve. Unless specified, all current positions listed for a director have been held at least five years, and all directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive offices and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board or executive officer is related to any other nominee, member of the Board or executive officer. No nominee or director has been a director of another "public corporation" (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company within the past five years.


      The Board recommends a vote FOR the election of the three nominees for Class I director. Unless authority to vote for the nominees is withheld, the shares represented by the proxy card, if executed and returned, will be voted "For" the election of the nominees.

Name, Age, Principal                                                                             Class and Year    Year First
Occupation or Employment,                                                                        In Which Term       Became a
and Other Affiliations*                                                                          Will Expire         Director
Nominees for Class I Director

Dr. Kim A. Gowey, 57                                                                                Class I             2000
    Chairman of the Company and Bank; President and Director, Kim A. Gowey, DDS Ltd.
    Dr. Gowey's qualifications to serve on our Board and the Executive Committee include his many years of managing a health care services practice and his knowledge of our
    market area.                                                                                      2014

James P. Hager, 59                                                                                  Class I             2000

    General Manager, Harmony Country Cooperatives and Director of Land O'Lakes Inc.
    Mr. Hager's qualifications to serve on our Board include his many years of experience in
    managing a regional cooperative and his knowledge of the local agribusiness market.               2014

Brian B. Hallgren, 50                                                                               Class I             2000
    Salesman, FrontLine Building Products (June 2010 - Present). Previously: Owner of
    B&B Engineering Corporation (August 1978 - June 2010).  Mr. Hallgren's
    qualifications to serve on our Board and the Audit Committee include his business management skills in operating a local manufacturing company and his knowledge of our
    market area.                                                                                      2014

Continuing Directors

Kurt D. Mertens, 55                                                                                 Class II            1997
    Secretary and Treasurer, Loos Machine Shop, Inc.  Mr. Mertens's qualifications to serve on our Board and the Executive Committee include his business management skills in
    operating a local equipment manufacturing company and his knowledge of our market area.            2012

James F. Warsaw, 60                                                                                 Class  II           2005
    President and Chief Executive Officer of the Company and the Bank.  Previously:  Bank
    Consultant, (2003 - 2005).  Mr. Warsaw's qualifications to serve on our Board include his knowledge of the Company as President and Chief Executive Officer and his
    extensive experience in the banking industry.                                                      2012

James F. Melvin, 61                                                                                 Class III           1992
    Vice Chairman of the Company; President of the Melvin Companies (concrete products, construction materials, and services).  Mr. Melvin's qualifications to serve on our Board, the Audit Committee and the Executive Committee include his business management
    skills in operating a local company and his knowledge of our local market area.                    2013


Christopher J. Ghidorzi, 33                                                                         Class III           2010
    Director of Property Development, C.A. Ghidorzi, Inc. and Affiliates (2007-Present).
    Previously:  Director of Equity Trading, Robert W. Baird & Co. (2001-2007).
    Mr. Ghidorzi's qualifications to serve on our Board, the Audit Committee and the
    Executive Committee include his background in the financial services industry, his experience in managing a diversified real estate company, and his knowledge of our
    market area.                                                                                       2013

 * Each director of the Company is also a director of our wholly-owned subsidiary, Mid-Wisconsin Bank (the "Bank").

In addition, the following individual serves as an executive officer of the
Company:

Name                  Offices and Positions Held               Date of Election
William A. Weiland    Secretary and Treasurer of Company and
                      Regional President of Bank-Central Region    May 1998*
Age:  56

* Mr. Weiland was originally appointed Secretary and Treasurer of the Company in May 1998, served in various other capacities with the Company since that time, and recently resumed the role of Secretary and Treasurer in February 2011.

                           Governance of the Company

Board of Directors

      General. Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board and through committee membership, which is discussed below. Our directors also discuss business and other matters with key executives and our principal external advisers (legal counsel, auditors and other consultants). All members of our Board of Directors also serve as members of the Bank's board of directors.

      There were two departures from the Board during 2010: Frederick T. Lundin, who did not stand for reelection, and Robert J. Schoofs, who resigned due to personal and professional commitments.

      Number of Directors. Our Board is composed of seven members, divided into three classes, with each class consisting of between two and three directors. One class of directors is to be elected each year to serve a three-year term. Any vacancy may be filled by the Board until the next succeeding annual meeting of shareholders.

      Director Independence. Each of our directors, other than Mr. Warsaw, satisfies the criteria for director independence under the listing standards applicable to companies listed on The Nasdaq National Market stock exchange. In reaching its determination of director independence, the Board considered all banking relationships described under "Certain Relationships and Related Transactions" below.

      Attendance at Board Meetings. During 2010, our Board met six times. All of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which they served.
Each of our Board members also serves as a director the Bank, and the Bank board met twelve times during 2010.

      Attendance at Annual Meetings. The Board has an informal policy under which all directors are expected to attend the annual meeting of shareholders. All directors attended the annual meeting held in 2010.

      Certain Relationships and Related Transactions. While the Company has not adopted any formal policies or procedures for the review, approval, or ratification of transactions that may be required to be reported under the Securities and Exchange Commission ("SEC") disclosure rules, the Board has determined that any proposed transactions will be reviewed by the entire Board (other than the directors having an interest in the proposed transaction) on a case-by-case basis, taking into consideration the availability of alternative providers to meet the Company's requirements, the amount involved in the proposed transaction, the interest of the director or executive officer, or their immediate family members, in the transaction, whether the services or products being proposed are available on terms that are comparable to similar arms-length transactions between unrelated parties, and such other factors as the Board may consider important and appropriate to its determination.

      During the year, in the ordinary course of business, our directors and officers and the directors and officers of the Bank, and many of their associates and the firms for which they serve as directors and officers, conducted banking transactions with the Bank or provided certain services to the Company. All loans in 2010 to directors and officers and to persons or firms affiliated with such directors and officers were made at substantially the same terms and conditions, including interest rates, as those prevailing at the time for comparable transactions with unrelated persons. All loans made in 2010 to directors and officers and their affiliates were also subject to substantially the same collateral requirements, did not involve more than normal risk of collectibility, and did not present other unfavorable features as compared to loans made to unrelated persons. We expect that transactions such as those described above will continue in the future. Other than the loans discussed in this paragraph, there was no transaction with related parties in 2010 that is required to be disclosed under the rules of the SEC.

Committees and Meetings

      Audit Committee. The Audit Committee is a separately-designated standing committee of the Board meeting the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee has responsibility for, among other things, (a) appointing or replacing the Company's independent registered public accounting firms; (b) overseeing the work of the independent registered public accounting firms (including resolution of any disagreements between management and the auditors regarding financial reporting); (c) reviewing the independent registered public accounting firms' performance, qualifications and independence; (d) approving all auditing and permitted non-auditing services to be performed by the independent registered public accounting firms with limited exceptions; (e) reviewing the Company's financial statements, internal audit function and system of internal controls;
(f) overseeing compliance by the Company with legal and regulatory requirements and with the Company's Code of Business Conduct and Ethics; and (g) producing the report required by federal securities regulations for inclusion in the Company's proxy statement.

      Mr. Ghidorzi, Mr. Melvin, Mr. Hallgren, Mr. Schoofs (until his departure from the Board), and Mr. Lundin (until his departure from the Board) served as members of the Audit Committee in 2010. Each current member of the Audit Committee is expected to serve throughout 2011 as well. Each member of the Audit Committee satisfies the criteria for independence under the listing standards applicable to companies listed on The Nasdaq National Market. The Audit Committee held seven meetings in 2010.

      The SEC has adopted rules which require us to disclose whether one of the members of the Audit Committee qualifies under SEC rules as an "audit committee financial expert." We are not required to have such an expert on our Audit Committee. Based on our review of the SEC rules, at this time, the Board does not believe that any member of the Audit Committee can be classified as an "audit committee financial expert."

      Under SEC regulations, an "audit committee financial expert" must have the attributes and experience of a person who has been actively involved in the preparation, auditing, or evaluation of public company financial statements. While it may be possible to recruit a director having these specific qualifications, our size and geographic location make such a task difficult, and the Board believes that it is more important that directors satisfy the general criteria for serving described elsewhere in this proxy statement. These criteria include an understanding of our market area, customer base, and scope of operations. The Board believes that it is not in our best interests to nominate a director who does not possess these characteristics solely to acquire a director meeting the definition of an "audit committee financial expert" under SEC regulations.

      The Audit Committee has the authority under its charter to retain or dismiss the independent auditor and to hire such other experts or legal counsel as it deems appropriate in order to fulfill its duties. The Audit Committee, and the Board of Directors as a whole, believes that the Committee has access to the financial expertise required to adequately perform its duties under its charter.

      As part of its annual review of potential directors, the Board will consider any potential candidates who meet its current general qualification criteria and those of an "audit committee financial expert," but, for the time being, the Board believes that the current members of the Committee, working with the independent auditor, are qualified to perform the duties required in the Committee's charter.

      The Committee's duties, responsibilities and functions are further described in its charter, a copy of which is available on our website at www.midwisc.com. See also "Audit Committee Report and Related Matters - Audit Committee Report" for further discussion relating to the Audit Committee.

      Compensation Committee. The functions of a compensation committee are fulfilled by the Board's Executive Committee and the Executive Committee of the Board of Directors of the Bank (together, the "Executive Committee"). The Executive Committees of the Company and the Bank each consist of Dr. Gowey, Mr. Melvin, Mr. Mertens, and Mr. Ghidorzi and are responsible for the administration of the compensation policies of the Company and the Bank, including matters related to the compensation of our Chief Executive Officer and other executive officers. Each of the current members of the Executive Committees are considered "independent," as such term is defined by NASDAQ National Market requirements, an "outside" director pursuant to Section 162(m) of the Internal Revenue Code of 1986, and a "non-employee" director under Section 16 of the Securities Exchange Act. The Committees met nine times during 2010. The Executive Committees do not currently have written charters. See "Executive Officer Compensation" for further discussion of compensation related matters.

      Nominating Committee. The functions of a nominating committee are performed by the Board as a whole. See "Director Nominations and Qualifications" for a description of the nominating process.

Director Nominations and Qualifications

      The Board. The Board believes that it is appropriate for the Board, as a whole, to identify and recommend nominees for directorships rather than using a separate nominating committee. The basis for the Board's position rests on the following considerations:

o the nature of community-based banking requires directors who can be strong supporters of our business in our market area and the Board, as a whole, is better able to identify and evaluate such persons;

o the nature of our community-based banking business increases the need to identify Board members who understand our market area rather than candidates who have national or regional banking experience;

o     all but one member of the Board are independent directors; and

o the Board is relatively small and engages in active discussion of appropriate candidates.

Members of the Board do not take part in the consideration of their own candidacy.

      Identification of Candidate and Shareholder Recommendations. The Board considers candidates recommended by shareholders, Board members, executive officers, employees, or other sources in the same manner. From time to time, the size of the Board may be adjusted to reflect the number of qualified Board candidates. Persons considered for nomination will also include incumbents whose term will expire at the next annual meeting. Procedures by which shareholders may recommend nominees are discussed under "Shareholder Communications with the Board; Nomination and Proposal Procedures" below.

      Qualifications. The Board has adopted certain minimum qualifications for directors, including the requirement that each director is expected to acquire beneficial ownership of a minimum of 1,000 shares of our stock during the director's first four years in office. Directors also may not continue to serve beyond the end of the calendar quarter in which they attain age 65. In addition, certain actions or events are grounds for resignation, including filing for bankruptcy, maintaining a loan that has been classified because of default in its payment or other terms, or a physical or mental condition that renders the director incapable of performing his duties.

      In addition to meeting the specific qualifications for director, the Board believes that persons nominated for director should: have had a successful career in business or a profession that demonstrates an ability to understand the economic, financial, operational, and regulatory issues that have an impact on our banking business; possess a reputation for personal and professional integrity; be able to exercise independent judgment; and have a familiarity with our market area and customers. Incumbent Board members are considered by the Board on the basis of these qualities and also on the basis of their service during their term in office. While we do not have a separate diversity policy, the Board does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the Board.

Shareholder Communications with the Board; Nomination and Proposal Procedures

      Communicating with the Board. Shareholders and others may communicate with the Board by writing to the Chairman at the Company's corporate office, 132 West State Street, Medford, Wisconsin 54451. Individual directors may also be contacted in writing at the same address. Mail that prominently contains the words "Shareholder Communication" on the envelope will be forwarded unopened to the director to whom it is addressed. Mail that is not so marked may be opened for sorting before forwarding to the individual directors to whom it is addressed. If a complaint or concern involves accounting, internal accounting controls over financial reporting, or auditing matters, the correspondence may be addressed, and will be forwarded, to the Chairman of the Audit Committee.

      Nomination and Proposal Procedures. Any shareholder who intends to present nominations for directors or any other proposal at the annual meeting to be held in 2012 must deliver the written proposal to the Secretary of the Company at our office in Medford, Wisconsin:

         o not later than November 17, 2011, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

         o on or after January 27, 2012, but on or before February 26, 2012, if the proposal is submitted pursuant to our bylaws, in which case we are not required to include the proposal in our proxy materials.

      Shareholders may present nominations or proposals at the 2012 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements and includes the following information:

   o as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

   o as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

   o as to the shareholder giving the notice and the beneficial owner if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

Board Leadership Structure

      Since incorporating in 1986, we have kept the positions of Chairman of the Board and Chief Executive Officer separate. Currently, Dr. Gowey holds the position of Chairman of the Board, and Mr. Warsaw holds the position of Chief Executive Officer. Dr. Gowey is considered to be "independent" according to Nasdaq listing requirements.

      While our bylaws do not require our Chairman and Chief Executive Officer positions to be separate, the Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. In addition, we believe this leadership structure allows the Board to more effectively monitor and evaluate the performance of our Chief Executive Officer.

      To further enhance the role of the independent directors on our Board, the Board's independent directors regularly have the opportunity to meet without Mr. Warsaw in attendance. Dr. Gowey presides over these sessions.

Board Oversight of Risk

      Although management is most involved in the day-to-day management of risks facing the Company or the Bank, the Board also plays an important role in risk oversight. The Company's risk management systems, including our internal and external auditing procedures, internal controls over financial reporting, and contract approvals policies, among others, are designed in part to bring the Company's most material risks to the Board's attention so that the Board can understand and evaluate how those risks might affect the Company and how management is responding to those risks. The Board also works with and supports management in promoting a corporate culture that understands the importance of enterprise-wide risk management and incorporates it into day-to-day decisions that are made regarding our business. A high priority is placed on risk-aware and risk-adjusted decision making throughout the Company, and regular efforts are undertaken to assess and analyze the most likely areas of future risk for the Company.

      The Audit Committee, in particular, is charged with, among other duties, regularly discussing with management and our independent registered public accounting firms the Company's major financial risk exposures and the steps management has taken to monitor and control those risk exposures, including the Company's risk assessment and risk management policies.

      A significant element of the Company's risk involves loans made by the Bank. The Bank's Board Loan Committee, which includes three independent members of our Board, recommends, and the Bank's board adopts, updates to the loan policy on an annual basis. The Bank's Board Loan Committee meets at least twice each month (and at other times as necessary) in order to review proposals for loans that exceed certain thresholds or involve other risks. All of the Bank's loans are given a risk rating, and problem or delinquent loans are reviewed with the Bank's Loan Committee on a regular basis.

      Another significant element of the Company's risk involves the risk of interest rate fluctuations and risks involving the liquidity and capital needs required by operations. The Bank's Investment Committee includes four members of our Board and monitors interest rate risk, available liquidity and capital resources, investment security transactions, and significant changes in loan and deposit product pricing. The Investment Committee meets three times each year, and it periodically engages an outside independent consultant concerning the management of and strategy surrounding these risks.

      The members of the Executive Committee discuss and review the key business and other risks we face and the relationship of those risks to certain compensation arrangements. Such review is intended to comply with the requirements of the TARP rules, as well as the Federal Reserve's (and other financial institution regulators) and the SEC's requirement to assess risk related to compensation plans (each as more fully described in the "Executive Officer Compensation" section below).

      Finally, we believe that establishing the right "tone at the top" and providing for full and open communication between management and the Board are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the Board meetings, or, if not in attendance, are available to address any questions or concerns raised by the Board on risk management-related and any other matters. Additionally, each of our Board-level committees provides regular reports to the full Board and apprises the Board of our comprehensive risk profile and any areas of concern.

Code of Ethics

      We have adopted an ethics policy for all employees and a conflict of interest policy for our directors. We have also adopted a Code of Compliance and Reporting Requirements for Senior Management and Senior Financial Officers which covers the Chief Executive Officer, Chief Financial Officer, Chief Operations Officer, each Vice President, Chief Credit Officer, and the Secretary and Treasurer. The Code of Compliance and Reporting Requirements for Senior Management and Senior Financial Officers has been posted on the website of the Bank under "Mid-Wisconsin Financial Services - Investor Relations." See
www.midwisc.com/InvestorRelations/code_ethics.html.   In the event we amend or
waive any provision of the Code of Compliance and Reporting Requirements for Senior Management and Senior Financial Officers, we intend to disclose such amendment or waiver at the website address where the code may also be found.

                      Beneficial Ownership of Common Stock

Beneficial Owners of More than 5% of the Company's Common Stock

      Based on the information available to the Company on the record date, there are no beneficial owners of more than 5% of the outstanding shares of the Company's common stock.

Ownership of Board and Management

      The following table sets forth, based on statements filed with the SEC or otherwise made to us, the amount of common stock that is deemed beneficially owned on the record date by each of our directors and the executive officers named in the Summary Compensation table under "Executive Officer Compensation." The amounts indicated include, as applicable, shares subject to options exercisable within 60 days of the record date, shares held by spouses and minor children, and shares held indirectly in trust for the benefit of the directors and/or their spouses, children, or parents.

                                                                           Shares of Common       Percent
Name                                                                   Stock Beneficially Owned   of Class
Kim A. Gowey, DDS                                                             76,622                4.59%
Christopher J. Ghidorzi                                                            0                  *
James P. Hager                                                                 2,017                  *
Brian B. Hallgren                                                              1,700                  *
James F. Melvin                                                               48,077                2.88%
Kurt D. Mertens                                                               16,928                1.01%
James F. Warsaw                                                               30,237[(1)]           1.81%
William A. Weiland                                                            11,982[(1)]            *
All directors, nominees, and executive officers as a group (8 persons)       187,563[(1)]          11.23%

* Less than 1%
[ (1)] Includes options exercisable by:  Mr. Warsaw, (11,250 shares) and Mr. Weiland (7,563 shares).

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock ("reporting persons") to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC. Based solely on our review of the copies of the Section 16(a) forms received by us or upon written representations from certain of these reporting persons as to compliance with the Section 16(a) regulations, we are of the opinion that during the 2010 fiscal year, all filing requirements applicable under Section 16 to the reporting persons were satisfied.

                         Executive Officer Compensation

Regulatory Environment

      In order to more fully understand the Executive Committee's decisions with respect to compensation during 2010, the Committee believes it is beneficial to understand the regulatory context in which these decisions were made.

Troubled Asset Relief Program

      As noted in our 2010 proxy, the Company participates in the U.S. Treasury's Troubled Asset Relief Program ("TARP"). As a result of its participation in TARP, the Company and certain of its employees have been and will continue to be subject to compensation-related limitations and restrictions for the period that the Company continues to participate in TARP. The TARP compensation limitations and restrictions include the following:

   o Except in limited circumstances, the Company's most highly compensated employee (as determined on an annual basis) is prohibited from receiving cash bonus payments during the TARP period. Mr. Warsaw was subject to this prohibition during 2010 and will continue to be restricted under this prohibition in 2011.

   o Except in limited circumstances, the Company's named executive officers and its next five most highly compensated employees (each as determined on an annual basis) are prohibited from receiving any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control.

   o The Company's named executive officers and next 20 most highly compensated employees are subject to a "clawback" of incentive compensation if that compensation is based on materially inaccurate financial statements or performance metrics. Further, no one in this group of employees can receive any tax gross-up payment during the TARP period.

   o The Company is limited to an annual deduction of $500,000 with respect to the compensation paid to each of our named executive officers.

      In addition to the foregoing limitations and restrictions, the TARP rules and regulations have required the Executive Committee to undertake a semi-annual risk assessment with respect to certain of the compensation plans, programs and arrangements maintained by the Company, regardless of whether the individual employee(s) covered by the plan, program or arrangement is a named executive officer. The risk assessments are performed by our Executive Committee. Our Executive Committee reviews all compensation plans and arrangements to ensure that risks are identified and mitigated. The intent of these risk assessments is to minimize the opportunity that any employee will be incentivized to take unacceptable risks in order to maximize his or her compensation under such plans and arrangements.

Federal Reserve Guidance on Sound Incentive Compensation Policies

      In June 2010, the Federal Reserve, along with the FDIC, Office of the Comptroller of the Currency and the Office of Thrift Supervision, jointly issued final "Guidance on Sound Incentive Compensation Policies" or Final Guidance.
The Final Guidance sets forth a framework to be used in compensation decisions by financial institutions to assess the soundness of incentive compensation plans, programs and arrangements. The Final Guidance applies to all financial institutions, and it is designed to help ensure that incentive compensation policies do not encourage excessive risk-taking and are consistent with the safety and soundness of the organization by requiring financial institutions to adhere to three guiding principles of a sound incentive compensation system.
The three principles of the Final Guidance require the Executive Committee to ensure that:

   o incentive compensation arrangements balance risk and financial results in a manner that does not provide employees with incentives to take excessive risks on the Company's behalf;

   o the Company's risk-management processes and internal controls reinforce and support the development and maintenance of balanced incentive compensation arrangements; and

   o the Company has strong and effective corporate governance to help ensure sound compensation practices.

      The Final Guidance applies to incentive compensation arrangements for executive and non-executive personnel who have the ability to expose the Company to material risk, including arrangements for:

   o senior executives and others who are responsible for oversight of Company-wide activities or material business lines;

   o individual employees, including non-executive employees, whose activities may expose the Company to material amounts of risk; and

   o groups of employees who are subject to the same or similar incentive compensation arrangements and who, in the aggregate, may expose the Company to material risk, even if no individual employee is likely to expose the Company to material risk (e.g., loan officers who, as a group, originate loans that account for a material amount of the organization's credit risk).

      The Executive Committee will make use of the framework set forth in the Final Guidance as it moves forward with its compensation actions and decisions. Based on its on-going risk assessment of compensation arrangements in connection with its TARP obligations, the Committee does not believe that any of our compensation plans or arrangements incentivize the taking of inappropriate risks.

Dodd-Frank Act

      The Dodd-Frank Wall Street Reform and Consumer Protection Act similarly requires financial institutions to avoid inappropriate risks in connection with their compensation plans and arrangements. On February 7, 2011, the Agencies that signed on to the Final Guidance described above, issued proposed guidance under the Dodd-Frank Act's risk assessment provisions. The Executive Committee will continue to monitor this proposed guidance and will take necessary steps to work toward compliance with the requirements as they may be finally set forth when the proposed guidance is finalized.

SEC Risk Assessment Requirement

      The SEC also requires a company to assess compensation policies and practices in order to determine if any such policies or practices have the potential to have a materially adverse effect on the Company. We believe our risk assessment under the Final Guidance satisfies this requirement of the SEC.

      The Executive Committee believes that an awareness and assessment of the impact of risk has always been, and will continue to be, a component of its analysis of executive compensation. As such, the Executive Committee recognizes the role of risk assessment in the overall processes and procedures for establishing such executive compensation. In this regard, the Executive Committee believes that the TARP semi-annual risk assessment and the Federal Reserve's Final Guidance will serve as a framework for reconfirming the appropriateness of the process and procedure the Committee has previously followed in reaching its decisions with respect to compensation related matters.

Summary Compensation Table

      The TARP rules restrict compensation for the Company's named executive officers identified in this proxy statement, and approximately 20 other employees. The compensation plans are currently operating within the constraints of the TARP limits, and the following table sets forth the compensation awarded to, earned by, or paid by us and our subsidiaries during the years ended December 31, 2010 and 2009, to our principal executive officer and each other executive officer of the Company as of December 31, 2010.

                                                                         Nonqualified
                                                            Non-Equity     Deferred
       Name and                             Stock  Option Incentive Plan Compensation  All Other
  Principal Position    Year  Salary  Bonus Awards Awards  Compensation    Earnings   Compensation  Total
                             ($) (1)  ($)   ($)    ($)        ($)           ($)          ($)        ($)
James F. Warsaw         2010 $230,000   -     -      -          -             -           $15,616  $245,616
President, CEO, and     2009 $238,846   -     -      -          -             -           $13,800  $252,646
a director of the
Company and the Bank


William A. Weiland      2010 $136,500   -     -      -          -             -            $7,538 $144,038
Secretary and Treasurer 2009 $139,750   -     -      -          -             -            $8,767 $148,517
of the Company and
Central Regional
President of the Bank

Mark A. King(1)         2010 $130,000   -     -      -          -             -           $15,465 $145,465
Chief Financial Officer 2009    -       -     -      -          -             -            -          -
of the Company

(1) Includes compensation deferred by officers under the Company's 401(k) plan. Mr. Warsaw's base salary for both 2010 and 2009 was $230,000. Mr. Weiland's base salary was $136,500, and Mr. King's base salary was $130,000. Actual amounts vary due to timing of pay periods.

(2) Mr. King joined the Company on November 30, 2009. Consequently, his compensation for 2009 did not reach the levels required to be reported as a named executive officer of the Company and only Mr. King's 2010 compensation data is presented. [Effective February 25, 2011, Mr. King is no longer employed at the Company.]

      Employment Agreement. Mr. Warsaw is the only executive officer of the Company employed under an employment agreement. All other executive officers are at-will employees of the Company or the Bank. The term of Mr. Warsaw's employment agreement is for a period of three years, expiring on January 12, 2012, unless the term of employment is terminated earlier in accordance with the terms of the agreement. Mr. Warsaw is entitled to an annual base salary of $230,000 under his employment agreement and is eligible to participate in a cash bonus plan that provides for a target bonus equal to 30% of his base salary and a maximum bonus equal to 50% of his base salary. Mr. Warsaw's employment agreement provides that the criteria for the cash bonus plan are to be established annually by agreement between Mr. Warsaw and the Board, with 80% based on Company and Bank-wide criteria and 20% on satisfaction of individual performance goals. Mr. Warsaw participates, on the same terms as other executives in all of the retirement and welfare benefit plans of the Company and receives the use of an automobile. The compensation attributable to the Company's provision of an automobile is included in the Summary Compensation Table. Amounts payable to Mr. Warsaw in connection with his termination of employment prior to the expiration of the term of his employment agreement are described under the section heading "Termination and Change in Control Payments."

      In 2009, Mr. Warsaw agreed to amend the terms of his employment agreement to comply with the provisions of TARP. For so long as the Company's preferred stock is held by the U.S. Treasury, Mr. Warsaw has agreed that the terms of his employment agreement will comply with the requirements of TARP.

Outstanding Equity Awards at Fiscal Year-End 2010

      The following table provides information for each of our named executive officers regarding outstanding stock options held by the officers as of December 31, 2010.

                                                   Option Awards
                               Number of         Number of
                              Securities        Securities
                              Underlying        Underlying
                             Unexercised        Unexercised         Option
                               Options            Options          Exercise         Option
                                 (#)                (#)              Price         Expiration
     Name                    Exercisable       Unexercisable          ($)            Date
James F.  Warsaw                3,750             1,250(1)          $21.50          01/31/18
                                7,500               -               $36.00          01/31/16
William A. Weiland              2,250               750(1)          $21.50          01/31/18
                                3,829                -              $36.00          01/31/16
                                  319                -              $33.70          01/19/15
                                  375                -              $29.25          01/02/14
                                  411                -              $28.13          01/02/13
                                  379                -              $26.63          01/02/12
                                  384                -              $25.50          01/02/11
Mark A. King                      750             2,250(2)           $9.25          11/30/19

(1) Options vest in annual increments of 25% beginning on the first anniversary of the January 31, 2008 grant date.
(2) Effective February 25, 2011, Mark A. King's employment relationship with the Company was terminated. In connection with the termination of his employment relationship, all unvested options held by Mr. King were forfeited.

Retirement Plans

      The Company sponsors a defined contribution plan referred to as the Profit Sharing and 401(k) Plan, covering substantially all full-time employees. The plan consists of a fixed contribution and a discretionary matching contribution by the Company. In 2010 and 2009, the Company made the fixed contribution of 1% of eligible employees' annual pay and matched 100% of the first 2% of employees' deferrals and 50% on the next 4% of employees' deferrals to the plan up to 4% matching contribution.

Termination and Change in Control Payments

      The Company maintains certain arrangements that will provide payments to officers named in the Summary Compensation Table at, following, or in connection with their termination of employment or a change in control of the Company. The following paragraphs describe those arrangements.

      Mr. Warsaw's Employment Agreement. In order to assure management continuity and stability, the Company has entered into an employment agreement with Mr. Warsaw (see discussion under the section heading "Employment Agreement"). Mr. Warsaw's agreement provides for a three-year term of employment that expires on January 12, 2012, subject to certain termination rights of Mr. Warsaw and the Company under the terms of the agreement. In the event of a termination of Mr. Warsaw's employment by the Company for any reason other than "cause" (as defined in Mr. Warsaw's employment agreement), disability or death, Mr. Warsaw will be entitled to receive a severance payment equal to one year's salary, or $650,000 if such termination occurs within one year after, or in contemplation of, a "change in control" (as defined in Mr. Warsaw's employment agreement) of the Company. In either event, the Company will reimburse Mr. Warsaw for amounts paid by him to continue medical, health, and dental coverage for a period of 18 months.

      In the event Mr. Warsaw resigns, or if the Company terminates his employment due to his death or disability, or for cause, Mr. Warsaw will not be entitled to any severance benefits under his employment agreement. The non-competition provisions of Mr. Warsaw's employment agreement have been superceded by a non-solicitation and confidentiality agreement in a form entered into with other executive officers that prohibits competition with the Company for a period of twelve months after termination of employment.

      As mentioned in the summary of Mr. Warsaw's employment agreement above, Mr. Warsaw has agreed to amend the terms of his employment agreement to comply with the provisions of TARP. The provisions of TARP prohibit "golden parachute payments," which are essentially payments to a terminated executive for a departure for any reason that are not accrued benefits or based on past service. For so long as the Company's preferred stock is held by the U.S. Treasury, Mr. Warsaw has agreed that the terms of his employment agreement will comply with the requirements of TARP.

      Option Grants. The Company's 1999 Stock Option Plan provides that in the event of a "change in control" (as defined in the plan), all options become immediately vested and exercisable. In addition, each optionee may elect, within 60 days following the change in control, to surrender the option for an immediate lump sum cash payment equal to the product of (1) the number of shares subject to the option as to which the election is being exercised, multiplied by
(2) the excess (if any) of (A) the greater of the change in control price or the highest fair market value of the Company's stock on any day in the 60-day period ending on the date of the change in control and (B) the exercise price of the option. Payments are to be made by the Company within five business days after the Company receives an employee's election to receive the lump sum value provided.

Director Compensation

The following table presents the compensation of our nonemployee directors for 2010. A description of our director compensation policy and plans follows the table.

                         Fees Earned                 Non-Equity   Nonqualified Deferred
                         or Paid in  Stock  Option Incentive Plan     Compensation       All Other
          Name              Cash     Awards Awards  Compensation        Earnings        Compensation  Total
                          ($)(1)      ($)    ($)        ($)                ($)              ($)      ($)(2)
Christopher J. Ghidorzi    $15,250     -      -          -                  -                -       $15,250
Dr. Kim A. Gowey           $34,700     -      -          -                  -                -       $34,700
James P. Hager             $19,700     -      -          -                  -                -       $19,700
Brian B. Hallgren          $17,900     -      -          -                  -                -       $17,900
Frederick T. Lundin(3)      $4,800     -      -          -                  -                -        $4,800
James F. Melvin            $20,150     -      -          -                  -                -       $20,150
Kurt D. Mertens            $20,150     -      -          -                  -                -       $20,150
Robert J. Schoofs(4)        $8,050     -      -          -                  -              $2,850    $10,900

(1) The vast majority of the amounts shown represent the directors' annual retainers, which were automatically deferred in 2010 under the 2005 Directors Deferred Compensation Plan. Also included in the amounts shown are meeting fees deferred on a voluntary basis by participating directors. In the aggregate, directors deferred $102,900 of retainers and fees in 2010.

(2) All figures presented represent aggregate amounts paid for service on the boards of both the Company and the Bank. Compensation is not allocated between service on the boards, and all directors are members of both boards.

(3) Data provided is for that portion of 2010 through the date of departure from the Board.

(4) Data provided is for that portion of 2010 through the date of departure from the Board. Mr. Schoofs accrued a $2,850 benefit under the Director Retirement Benefit Policy in 2010 due to his departure, which is reflected in the "All Other Compensation" column.

      Retainer and Fees. All nonemployee directors were compensated in accordance with the following schedule:

             Company                              Bank

     Annual Retainer                   Annual Retainer
            Directors     $175                Directors        $300
            Chairman      $350                Chairman         $650
            Vice Chairman   -

     Meeting Fees                      Meeting Fees
            Board         $350                Board            $350
            Committee     $250                Loan Committee   $300
                                              Other Committees $250
                                              All-day Meeting  $500

      Directors Deferred Compensation Plans. Each nonemployee director's annual retainer fees for the years 2005 through 2010 have been automatically deferred and credited to the director's stock equivalent account under the 2005 Directors Deferred Compensation Plan (beginning in 2011, directors may elect whether or not to defer annual retainer fees into a stock equivalent account or a cash account). Fees paid prior to 2005 were deferred and held under the Directors Deferred Compensation Plan. Directors may also elect to defer Company and/or Bank meeting or committee fees and other director compensation into a stock equivalent account or a cash account. Account balances may not be transferred between funds. Stock equivalent units represent the number of shares of our common stock that could have been purchased with the amount of fees deferred if the fees had been paid in cash. A director's account under either plan is also credited with stock equivalent units representing the common stock that could have been purchased with the cash dividends earned on the accumulated stock equivalent units had they actually been issued common stock. No actual stock is made available to the directors under the plan. The value of stock equivalent units is determined based on the closing bid price for the Company's common stock as quoted on the OTC Bulletin Board on the date payment of retainers, meeting fees, or hypothetical dividends are due. The value of the stock equivalent units in the Directors' accounts is adjusted quarterly to reflect the change in the value of the Company's common stock. The liability recorded for the directors' deferred compensation accounts declined $142,000 from December 31, 2009 to December 31, 2010 predominately as a result of payouts of deferred compensation to former members of the Board. In addition to the annual retainer deferred for all directors during 2010, Dr. Gowey, Mr. Hallgren, and Mr. Mertens elected to defer all or a portion of their director or meeting fees otherwise payable to them.

      Through 2010, deferred fees credited to the cash account have been credited with interest each fiscal year at a rate equal to 400 basis points less than our return on equity for the preceding fiscal year. Beginning in 2011, deferred fees credited to the cash account will be credited with interest each fiscal year at a rate equal to 400 basis points less than our return on equity for the preceding fiscal year, provided that there will be a minimum rate of return equal to the rate of interest paid by the Bank on its 4-year certificates of deposit as of the last day of the applicable fiscal year. The interest rate earned on deferred cash balances in 2010 was zero. Accounts become payable after a director's termination of service, and may be paid in a lump sum or in annual installments over a period not to exceed five years. Amounts payable in installments are credited with interest at an annual rate equal to the prime rate as published by The Wall Street Journal. The timing and form of payments are elected by each director. In the event a director's service terminates because of a "change in control" (as defined in the plan) of the Company, payment of all deferred amounts will be made in a lump sum.

      Director Retirement Benefit Policy. Directors who complete 20 years of service as a director are eligible to receive a retirement benefit equal to the retainer fees that would have been earned during their first year of retirement. Directors who retire with less than 20 years of service receive a prorated retirement benefit (with a minimum of 50%) of the retainer fees paid by the Company and the Bank during their first year of retirement. Retired directors remain available for consultation for a one-year period following retirement.

                   Audit Committee Report and Related Matters

Audit Committee Report

      The Audit Committee assists the Board in monitoring the integrity of the Company's financial statements and the independence and the performance of the Company's independent registered public accounting firm. This report summarizes the actions of the Audit Committee with respect to the Company's financial statements for the last fiscal year.

      Management has primary responsibility for the Company's financial statements and the filing of financial reports with the SEC. The Committee met periodically with management, internal auditors, and representatives of the Company's independent registered public accounting firm, to review and discuss the Company's financial statements prior to their issuance. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review of the financial statements included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 114 (The Auditor's Communication With
Those Charged With Governance).

      The Committee received from the Company's independent registered public accounting firm the written disclosure and the letter relating to the independence of the firm under the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company's independent registered public accounting firm the independence of the firm for the purposes of expressing an opinion on the Company's financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

      On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the Audit Committee recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

                                                 Audit Committee
                                                 Christopher J. Ghidorzi, Chair
                                                 James F. Melvin
                                                 Brian B. Hallgren

     Proposal No. 2 - Advisory (Non-Binding) Vote on Executive Compensation

      Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, require publicly traded companies, such as the Company, to conduct a separate shareholder advisory vote to approve the compensation of the Company's executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules (a "say-on-pay" vote). In addition, the American Recovery and Reinvestment Act of 2009 ("ARRA") includes a provision requiring participants in the TARP Capital Purchase Program, such as the Company, to provide such say-on-pay votes so long as any obligation to the United States Department of the Treasury arising under such program remains outstanding.

      Section 14A and the rules promulgated thereunder also require public companies to provide a separate shareholder vote regarding the frequency with which such say-on-pay votes should occur: every year, every two years, or every three years. However, companies subject to ARRA, such as the Company, are required to provide a say-on-pay vote at any annual meeting of shareholders for which proxies are solicited for the election of directors (or a special meeting in lieu of such annual meeting), and are therefore exempt from the requirement to provide shareholders with a frequency vote for so long as they remain subject to ARRA.

      In accordance with the requirements described above, the following resolution is submitted for shareholder approval:

      RESOLVED, that the shareholders of Mid-Wisconsin Financial Services, Inc. approve the compensation of executive officers as described in the "Executive Officer Compensation" section of its proxy statement for the Annual Meeting of Shareholders to be held on April 26, 2011.

      As provided in ARRA and Section 14A of the Exchange Act, the vote by the shareholders is not binding on the Company's Board and may not be construed as overruling a decision by the Board regarding executive compensation, nor does the vote by shareholders create or imply any additional fiduciary duty on the part of the Company's Board. The advisory vote above also does not restrict or limit the ability of shareholders to make proposals for inclusion in the Company's proxy materials in accordance with SEC rules. The Company's Board will take the outcome of this advisory vote into consideration when considering future executive compensation arrangements.

      The Board believes that the Company's compensation procedures and policies achieve their objective of aligning executive compensation with the success of meeting long-term strategic operating and financial goals and coincide with the long-term interests of the Company's shareholders. Accordingly, the Company's Board recommends a vote FOR the non-binding advisory vote on executive compensation.

   Proposal No. 3 - Ratification of the Appointment of Independent Registered
                            Public Accounting Firms

      At the annual meeting, shareholders will be asked to ratify the appointment of the firm of Wipfli LLP ("Wipfli") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. Although action by the shareholders in this matter is not required and is not binding, the Board believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of our financial controls and reporting. Wipfli has served as our independent registered public accounting firm since 1990.

      Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

      The Board recommends a vote FOR the approval of the appointment of Wipfli LLP as the Company's independent registered public accounting firm. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Accountant Fees

      The following table presents aggregate professional fees paid or accrued to Wipfli as our independent registered public accounting firm during the years ended December 31, 2010 and 2009 in the categories specified. All services performed received pre-approval by the Audit Committee, and no fees other than those illustrated below were paid to Wipfli during these time periods.

                             2010       2009
 Audit Fees(1)              $84,500    $80,299
 Audit-Related Fees(2)          425     10,358
 Tax Fees(3)                 10,865     10,618
 All Other Fees(4)           30,095          -
 Total                     $125,885   $101,275

     (1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and review of SEC filings.

     (2) Audit-related fees consisted principally of services relating to accounting and internal control consultation, including consultation related to compliance under Section 404(b) of the Sarbanes-Oxley Act of 2002.

     (3) Tax fees represent professional services related to tax compliance and consultation.

     (4)  Consists of strategic and capital planning consulting services.

Audit Committee Pre-Approval Policy

      Audit services, audit-related services, and ongoing tax services for 2010, along with the fees for such services, were approved on a case-by-case basis by the Audit Committee prior to the performance of such services. In granting approval for a service, the type and scope of service, the fees, whether the service is permitted to be performed by an independent registered public accounting firm, and whether such service is compatible with maintaining the independent registered public accounting firm independence were considered.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 26, 2011

      This proxy statement, other proxy materials and the 2010 Annual Report to Shareholders on Form 10-K are available for viewing, printing, and downloading at www.midwisc.com.

                     Annual Report and Financial Statements

      A copy of our Annual Report on Form 10-K for the year ended December 31, 2010, which includes our financial statements as of and for the year ended December 31, 2010, accompanies this proxy statement.


                       Please promptly vote your shares.
For information on how to vote your shares, please refer to the instructions on the enclosed proxy card or review the section titled "Proxies and Voting Procedures-How to Vote Your Shares," which begins on page 3 of this proxy statement.